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                                                                   EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report dated March 31, 1999 (and to all references to our firm) included in or made a part of this Annual Report on Form 10-K for the year ended December 31, 1998 of American Residential Services, Inc. (the "Company") and to the incorporation by reference of such report (and to all references to our firm) in the Company's registration statements on Form S-3 (No. 333-31815), Form S-3 (No. 333-27785) and Forms S-8 (Nos. 333-13299, 333-33479, 333-44913 and
333-67989).


ARTHUR ANDERSEN LLP

Houston, Texas
March 31, 1999